Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated March 21, 2013, in the Registration Statement on Form F-1 and related Prospectus of Morria Biopharmaceuticals, PLC, dated April 9, 2013.

/s/ KOST, FORER, GABBAY & KASIERER
Tel Aviv, Israel	KOST, FORER, GABBAY & KASIERER
April 9, 2013	A member of Ernst & Young Global